Exhibit 10.1 - Non-Employee Director Compensation Summary

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Non-Employee Director Compensation Summary
		Base Retainer	Committee Lead Premium	Audit Committee Member Premium	Non-Executive Chairman	Sub Total Cash Compensation	Restricted Stock Grant Annualized	Lead/Chair RS Grant
			Cash retainer for committee chairperson	Cash retainer for all Audit Committee Members - only	Cash retainer for Chairman of the Board		All Directors	RS premium for committee chairperson & chairman

Director	Committee other than Audit	$35,000.00				$35,000.00	7,000
Director	Audit Committee Member	$35,000.00		$2,000.00		$37,000.00	7,000
Finance Committee	Committee Chairperson	$35,000.00	$7,000.00			$42,000.00	7,000	500
Nominating & Corporate Governance Committee	Committee Chairperson	$35,000.00	$7,000.00			$42,000.00	7,000	500
Compensation Committee	Committee Chairperson	$35,000.00	$10,000.00			$45,000.00	7,000	1,000
Audit Committee	Committee Chairperson	$35,000.00	$15,000.00	$2,000.00		$52,000.00	7,000	1,500
Chairman of the Board		$35,000.00			$50,000.00	$85,000.00	7,000	5,000